Exhibit (j)(3)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 103 to the Registration Statement on Form N-1A of Fidelity Fixed-Income Trust: Spartan Short-Term Treasury Bond Index Fund, Spartan Intermediate Treasury Bond Index Fund and Spartan Long-Term Treasury Bond Index Fund of our report dated April 16, 2007 on the financial statements and financial highlights included in the February 28, 2007 Annual Reports to Shareholders; Fidelity Fixed-Income Trust: Money Market Portfolio of our report dated April 17, 2007 on the financial statements and financial highlights included in the February 28, 2007 Annual Report to Shareholders; Fidelity Fixed-Income Trust: Fidelity U.S. Bond Index Fund of our report dated October 20, 2006 on the financial statements and financial highlights included in the August 31, 2006 Annual Report to Shareholders; and Fidelity Fixed-Income Trust: Fidelity Strategic Dividend & Income Fund of our report dated January 18, 2007 on the financial statements and financial highlights included in the November 30, 2006 Annual Report to Shareholders, which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP	PricewaterhouseCoopers LLP
Boston, Massachusetts
June 26, 2007